AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of June 6, 2013 (the “Effective Date”), by and among Biolase, Inc., a Delaware corporation (the “Company”), Federico Pignatelli (“Mr. Pignatelli”), and each of Alexander K. Arrow, Norman J. Nemoy, and Gregory E. Lichwardt (collectively with Mr. Pignatelli, the “Directors”). Each of the Company and the Directors are referred to herein as a “Party,” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company and the Directors have engaged in various discussions and communications concerning the composition of the Company’s Board of Directors (the “Board”) and the Company’s and leadership structure;

WHEREAS, the Company and each of the Directors have determined that the interests of the Company and its stockholders would be best served at this time by coming to an agreement with respect to the composition of the Board, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Board Composition; Executive Chairman Position.

(a) Concurrent with the execution of this Agreement, the Company and each of the Directors shall take all requisite actions, in accordance with the Fifth Amended and Restated Bylaws of the Company (the “Amended Bylaws”), to appoint Mr. Pignatelli as Chairman of the Board of the Company and vest with Mr. Pignatelli all powers assigned to such office as set forth in Amended Bylaws and to keep Mr. Pignatelli in such position and with the powers stated in the Amended Bylaws until the earlier of (a) the time when Mr. Pignatelli no longer serves as a director of the Company, (b) the time when Mr. Pignatelli resigns from such position, and (c) the time when Mr. Pignatelli is removed from such position in accordance with the Amended Bylaws; and

(b) The Company and each of the Directors agree to nominate Mr. Pignatelli for re-election as a director at the annual meetings of stockholders held in 2014, 2015, and 2016 for purposes of electing directors.

(c) Each of the Directors and the Company agree that they will take any and all requisite actions to carry out the foregoing, including acting as a Board and as members of the Nominating and Corporate Governance Committee of the Board.

2. Specific Performance.

Each of the Parties acknowledges and agrees that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that each of the Parties shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and that no other Party hereto will take any action, directly or indirectly, in opposition to the moving party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

3. Truthful Testimony; Notice of Request for Testimony.

Nothing in this Agreement is intended to or shall preclude any Party from providing testimony that such Party reasonably and in good faith believes to be truthful in response to a subpoena, court order, regulatory request or other judicial, administrative or legal process reasonably believed by such Party to be valid or otherwise as required by law. Each Party shall notify the relevant other Parties in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the other Parties a reasonable opportunity to challenge the subpoena, court order or similar legal process. Moreover, nothing in this Agreement shall be construed or applied so as to limit any person from providing candid statements that such Party reasonably and in good faith believes to be truthful to any governmental or regulatory body or any self-regulatory organization.

4. Severability.

If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

5. Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Biolase, Inc.

4 Cromwell

Irvine, California 92618

Attention: Frederick D. Furry

With a copy to:

Biolase, Inc.

4 Cromwell

Irvine, California 92618

Attention: Legal Department

If to any Director (other than Federico Pignatelli):

c/o Biolase, Inc.

4 Cromwell

Irvine, California 92618

If to Federico Pignatelli:

c/o Pier 59 Studios

Pier 59

Chelsea Pier

New York, NY 10011

6. Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles of such state. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that he/it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that he/it or his/its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7. Counterparts.

This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

8. Entire Agreement.

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties.

9. Further Assurances.

Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by any other Party in order to effectuate fully the purposes, terms and conditions of this Agreement.

[The remainder of this page is intentionally left blank]IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the Parties as of the Effective Date.

BIOLASE, INC.

By: /s/ Frederick D. Furry
Name: Frederick D. Furry
Title:	Chief Financial Officer

FEDERICO PIGNATELLI

/s/ Federico Pignatelli

ALEXANDER K. ARROW

/s/ Alexander K. Arrow

NORMAN J. NEMOY

/s/ Norman J. Nemoy

GREGORY E. LICHTWARDT

/s/ Gregory E. Lichtwardt